EXHIBIT 2.1(C)

             FIRST AMENDMENT AND WAIVER TO SECURITIZATION AGREEMENTS

         THIS FIRST AMENDMENT AND WAIVER TO SECURITIZATION AGREEMENTS (this "AMENDMENT"), made and entered into as of November 16, 1999 (the "EFFECTIVE DATE"), by and between CONE RECEIVABLES II LLC, a North Carolina limited liability company ("CRLLC"), CONE MILLS CORPORATION, a North Carolina corporation ("CONE MILLS"; each of CRLLC and Cone Mills a "Company" and, collectively, the "COMPANIES"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation ("REDWOOD"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), in its capacities as Operating Agent and Collateral Agent.

                               W I T N E S E T H:

  WHEREAS, Cone Mills, any other Originators that are or may hereafter become a party thereto and CRLLC are parties to a certain Receivables Transfer Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "TRANSFER AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Transfer Agreement as amended by this Amendment), whereby Cone Mills has agreed (and each Subsidiary of Cone Mills which thereafter becomes an Originator will agree) to sell, contribute or otherwise transfer to CRLLC, and CRLLC has agreed to purchase or otherwise acquire from such Originators, all of the right, title and interest of such Originators in the Receivables; and

  WHEREAS, CRLLC, as Seller, Redwood, as Purchaser, Cone Mills, as Servicer, and GECC, as Operating Agent and as Collateral Agent, are parties to a certain Receivables Purchasing and Servicing Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "PURCHASE AGREEMENT"; the Transfer Agreement and the Purchase Agreement, collectively, the "SECURITIZATION AGREEMENTS"), whereby Purchaser has agreed, among other things, to purchase from CRLLC from time to time the Receivables sold or contributed to CRLLC pursuant to the Transfer Agreement; and

  WHEREAS, Cone Mills has requested that the Securitization Agreements be amended in certain respects and that certain waivers be granted with respect to the Securitization Agreements as set forth in this Amendment, and Redwood and GECC are willing to agree to such amendments and grant such waivers subject to the terms and conditions of this Amendment.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. AMENDMENTS OF SECURITIZATION AGREEMENTS. Subject to the terms and conditions of this Amendment, the Securitization Agreements shall be amended as follows:

         (A) The Transfer Agreement shall be amended by deleting Schedule 4.01(m) attached thereto and by substituting in lieu thereof the revised
Schedule 4.01(m) attached to this Amendment.

             (B) The Transfer Agreement shall be further amended by deleting
Schedule 4.03(k) attached thereto and by substituting in lieu thereof the revised

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         Schedule 4.03(k) attached to this Amendment.

         (C) Annex X to each Securitization Agreement is hereby further amended by deleting the reference to the date "February 24, 1995" in the definition therein of the term "INDENTURE" and by substituting a reference to the date "February 14, 1995" in lieu thereof.

  2. CERTAIN WAIVERS. Subject to the terms and conditions of this Amendment, Redwood and GECC (in its capacities as Operating Agent and Collateral Agent) each hereby waives any Termination Event or Incipient Termination Event under
Section 9.01(h) of the Purchase Agreement and any Event of Servicer Termination or Incipient Servicer Termination Event under Section 9.02(b) of the Purchase Agreement that may have occurred as a result of the following events:

                  (a) Cone Mills' incurrence of Debt under the synthetic lease transaction with SunTrust Banks, Inc. described on
                        Schedule 4.03(k) to the Transfer Agreement as amended by this Amendment; and

                  (b) The occurrence of an event described in Section 4043(c)(3) of ERISA with respect to Cone Mills' Title IV Plans as a result of employee terminations occurring since January 1, 1999.

         3. NO OTHER AMENDMENTS OR WAIVERS. Except for the amendments and waivers expressly set forth and referred to in Section 1 and Section 2 above, the Securitization Agreements shall remain unchanged and in full force and effect. The waivers set forth in Section 2 above relate solely to specific events described in such section, and nothing in this Amendment is intended (or shall be construed) as a waiver of any other Termination Events, Incipient Termination Events, Events of Servicer Termination or Incipient Servicer Termination Events.

         4. REPRESENTATIONS AND WARRANTIES. Each Company hereby represents and warrants to Redwood, the Operating Agent and the Collateral Agent that (a) this Amendment has been duly authorized, executed and delivered by each Company, (b) after giving effect to this Amendment, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by each Company in the Securitization Agreements are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Company of any of its representations and warranties contained in this Section 4 shall be a Termination Event and an Event of Servicer Termination for all purposes of the Securitization Agreements.

         5. RATIFICATION. Each Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Securitization Agreements and all other documents delivered by such Company in connection therewith (including without limitation the other Related Documents to which each Company is a party), effective as of the date hereof.

         6. ESTOPPEL. To induce Redwood, the Collateral Agent and the Operating Agent to enter into this Amendment, each Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of either Company as against either Redwood, the Collateral Agent or the Operating Agent with respect to the obligations of each Company to either Redwood, the Collateral


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Agent or the Operating Agent under the Securitization Agreements or the other
Related Documents, either with or without giving effect to this Amendment.

  7. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective, upon the Effective Date, subject to the receipt by the Operating Agent of this Amendment, duly executed, completed and delivered by each of the Companies, Redwood, the Collateral Agent and the Operating Agent.

         8. REIMBURSEMENT OF EXPENSES. Each Company hereby agrees that it shall reimburse Redwood, the Collateral Agent and the Operating Agent on demand for all reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

         10. SEVERABILITY OF PROVISIONS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         11. COUNTERPARTS. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

         12. ENTIRE AGREEMENT. The Securitization Agreements as amended by this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and under-standings, if any, relating to the subject matter hereof.

         13. CONE MILLS' AND GECC'S CAPACITIES. Cone Mills is executing and delivering this Amendment both in its capacity as an Originator under the Transfer Agreement and as the Servicer under the Purchase Agreement and all references herein to "Cone Mills" shall be deemed to include it in both such capacities unless otherwise expressly indicated. GECC is executing and delivering this Amendment both in its capacity as the Operating Agent for Redwood and as the Collateral Agent for Redwood and the Purchaser Secured Parties, and all references herein to "GECC" shall be deemed to include it in both such capacities unless otherwise expressly indicated.

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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                             CONE RECEIVABLES II LLC

                             By: /s/ Samir M. Gabriel
                                ------------------------------
                             Name: Samir M. Gabriel
                             Title: President

                             c/o AMACAR Group, L.L.C.
                             6525 Morrison Boulevard
                             Suite 318
                             Charlotte, North Carolina  28210
                             Attention: Treasurer
                             Telecopy: (706) 365-1362
                             with a copy to: 3101 North Elm Street,
                                   Third Floor
                                   Greensboro, North Carolina  27415-6540
                             Attention: Treasurer
                             Telecopy: (336) 379-6043


                             REDWOOD RECEIVABLES CORPORATION
                             By: /s/ Denis Creeden
                                ------------------------------
                             Name:   Denis Creeden
                             Title:  Assistant Secretary
                             3001 Summer Street
                             Stamford, Connecticut  06927
                             Attention: Redwood Administrator
                             Telecopy: (203) 961-2953


                             CONE MILLS CORPORATION, AS AN
                             ORIGINATOR AND AS SERVICER
                             By /s/ Neil W. Koonce
                                ------------------------------
                             Name: Neil W. Koonce
                             Title: Vice President
                             3101 North Elm Street
                             Greensboro, North Carolina  27415-6540
                             Attention: Treasurer
                             Telecopy: (336) 379-6043




                             GENERAL ELECTRIC CAPITAL CORPORATION, AS
                             OPERATING AGENT AND AS COLLATERAL AGENT
                             By /s/ Craig Winslow
                                ------------------------------
                             Name:  Craig Winslow
                             Duly Authorized Signatory

                             201 High Ridge Road
                             Stamford, Connecticut 06927
                                 Attention: Vice President - Portfolio / Cone
                                 Receivables II LLC
                                 Telecopy: (203) 316-7821


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